Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 22, 2014, General Cable Corporation (“General Cable” or the “Company”) completed the sale of its interest in Phelps Dodge International Philippines, Inc. (“PDP”) and Phelps Dodge Philippines Energy Products Corporation (“PDEP”) for cash consideration of $67.1 million. The Company sold its 60% interest to its joint venture partner, A. Soriano Corporation (Anscor).

The following unaudited pro forma condensed consolidated balance sheet and statements of operations were derived from the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of September 26, 2014 assumes the disposition of PDP and PDEP on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 26, 2014 and the year ended December 31, 2013 give effect to the disposition of PDP and PDEP as if it occurred on January 1, 2013. The historical consolidated financial statements referred to above were included in General Cable’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2014 and Annual Report on Form 10-K for the year ended December 31, 2013. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes.

The pro forma adjustments are based on the best information available and assumptions that management believes are (a) directly attributable to the sale of PDP and PDEP, (b) are factually supportable and (c) with respect to the statement of operations, have a continuing impact on the consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred if the PDP and PDEP disposition had occurred on January 1, 2013. The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the sale, including potential general and administrative cost savings.

GENERAL CABLE CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheet

(in millions, except share data)

(unaudited)

	September 26, 2014
	Consolidated Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$272.4	$54.3	(a), (b)	$326.7
Receivables, net of allowances	1,187.5	(32.9	) (a)	1,154.6
Inventories	1,278.2	(15.7	) (a)	1,262.5
Deferred income taxes	44.8	(1.1	) (a)	43.7
Prepaid expenses and other	129.0	(2.9	) (a)	126.1

Total current assets	2,911.9	1.7		2,913.6
Property, plant and equipment, net	887.9	(39.5	) (a)	848.4
Deferred income taxes	17.8	—		17.8
Goodwill	27.0	—		27.0
Intangible assets, net	70.4	—		70.4
Unconsolidated affiliated companies	19.3	(1.3	) (c)	18.0
Other non-current assets	88.0	(0.2	) (a)	87.8

Total assets	$4,022.3	$(39.3)		$3,983.0

Liabilities and Total Equity
Current liabilities:
Accounts payable	$855.6	$(8.7	) (a)	$846.9
Accrued liabilities	403.2	5.3	(a), (d)	408.5
Current portion of long-term debt	407.4	—		407.4

Total current liabilities	1,666.2	(3.4)		1,662.8
Long-term debt	1,116.4	—		1,116.4
Deferred income taxes	215.5	(10.2	) (a)	205.3
Other liabilities	213.6	(1.0	) (a)	212.6

Total liabilities	3,211.7	(14.6)		3,197.1

Commitments and contingencies
Redeemable non-controlling interest	16.3	—		16.3
Total equity:
Common stock, $0.01 par value, issued and outstanding shares:
September 26, 2014 – 48,670,009 (net of 10,139,959 treasury shares)	0.6	—		0.6
Additional paid-in capital	707.5	—		707.5
Treasury stock	(185.4)	—		(185.4)
Retained earnings	356.4	2.0	(e)	358.4
Accumulated other comprehensive income (loss)	(160.1)	6.6	(a)	(153.5)

Total Company shareholders’ equity	719.0	8.6		727.6
Non-controlling interest	75.3	(33.3	) (f)	42.0

Total equity	794.3	(24.7)		769.6

Total liabilities, redeemable non-controlling interest and equity	$4,022.3	$(39.3)		$3,983.0

See accompanying notes to unaudited pro forma condensed consolidated financial information.

GENERAL CABLE CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations

(in millions, except per share data) (unaudited)

	Nine Fiscal Months Ended September 26, 2014
	Consolidated Historical	Pro Forma Adjustments		Pro Forma
Net sales	$4,433.1	$(111.0	) (a)	$4,322.1
Cost of sales	4,142.6	(75.1	) (a)	4,067.5

Gross profit	290.5	(35.9)		254.6
Selling, general and administrative expenses	338.2	(23.4	) (a)	314.8
Goodwill impairment charge	155.1	—		155.1
Intangible asset impairment charges	98.8	—		98.8

Operating income (loss)	(301.6)	(12.5)		(314.1)
Other income (expense)	(111.4)	(0.1	) (a)	(111.5)
Interest income (expense):
Interest expense	(85.6)	—		(85.6)
Interest income	3.0	—		3.0

	(82.6)	—		(82.6)

Income (loss) before income taxes	(495.6)	(12.6)		(508.2)
Income tax (provision) benefit	13.8	8.8	(d)	22.6
Equity in net earnings of unconsolidated affiliated companies	0.9	—		0.9

Net income (loss) including non-controlling interest	(480.9)	(3.8)		(484.7)
Less: preferred stock dividends	—	—		—
Less: net income (loss) attributable to non-controlling interest	(16.5)	(1.3	) (a)	(17.8)

Net income (loss) attributable to Company common shareholders	$(464.4)	$(2.5)		$(466.9)

Earnings (loss) per share
Earnings (loss) per common share-basic	$(9.52)	$(0.05)		$(9.57)

Weighted average common shares-basic	48.8	48.8		48.8

Earnings (loss) per common share-assuming dilution	$(9.52)	$(0.05)		$(9.57)

Weighted average common shares-assuming dilution	48.8	48.8		48.8

See accompanying notes to unaudited pro forma condensed consolidated financial information.

GENERAL CABLE CORPORATION AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations

(in millions, except per share data) (unaudited)

	Fiscal Year Ended December 31, 2013
	Consolidated Historical	Pro Forma Adjustments		Pro Forma
Net sales	$6,421.2	$(127.3	) (a)	$6,293.9
Cost of sales	5,717.5	(89.4	) (a)	5,628.1

Gross profit	703.7	(37.9)		665.8
Selling, general and administrative expenses	492.0	(23.3	) (a)	468.7

Operating income (loss)	211.7	(14.6)		197.1
Other income (expense)	(66.7)	(0.3	) (a)	(67.0)
Interest income (expense):
Interest expense	(124.9)	0.1	(a)	(124.8)
Interest income	6.9	—		6.9

	(118.0)	0.1		(117.9)

Income (loss) before income taxes	27.0	(14.8)		12.2
Income tax (provision) benefit	(38.8)	4.0	(d)	(34.8)
Equity in net earnings of unconsolidated affiliated companies	1.7	—		1.7

Net income (loss) including non-controlling interest	(10.1)	(10.8)		(20.9)
Less: preferred stock dividends	0.3	—		0.3
Less: net income (loss) attributable to non-controlling interest	7.7	(4.0	) (a)	3.7

Net income (loss) attributable to Company common shareholders	$(18.1)	$(6.8)		$(24.9)

Earnings (loss) per share
Earnings (loss) per common share-basic	$(0.37)	$(0.13)		$(0.50)

Weighted average common shares-basic	49.4	49.4		49.4

Earnings (loss) per common share-assuming dilution	$(0.37)	$(0.13)		$(0.50)

Weighted average common shares-assuming dilution	49.4	49.4		49.4

See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Pro Forma Adjustments

On December 22, 2014, General Cable Corporation (“General Cable” or the “Company”) completed the sale of its interest in Phelps Dodge International Philippines, Inc. (“PDP”) and Phelps Dodge Philippines Energy Products Corporation (“PDEP”) for cash consideration of $67.1 million. The Company sold its 60% interest to its joint venture partner, A. Soriano Corporation (Anscor).

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations:

(a)	Represents the elimination of assets, liabilities and historical operating results included in the disposition of PDP and PDEP

(b)	Includes $67.1 million of cash proceeds from the sale of PDP and PDEP, net of cash to buyer

(c)	Represents the elimination of a $1.3 million unconsolidated affiliated company investment in a PDP subsidiary

(d)	Includes the impact on the Company’s global consolidated estimated tax computation excluding PDP and PDEP

(e)	Includes the estimated after-tax effect on retained earnings from the disposition of PDP and PDEP; including the after-tax gain on the sale

(f)	Represents the elimination of noncontrolling interest related to the 40% ownership by A. Soriano Corporation

Items non-recurring in nature are not reflected in the pro forma adjustments in the condensed consolidated statements of operations.